Exhibit 99.1

Skilled Healthcare Group Announces Leadership Change
FOOTHILL RANCH, Calif. – January 14, 2014 - Skilled Healthcare Group, Inc. (NYSE: SKH) today announced that Jose Lynch, the Company’s President and Chief Operating Officer, and a member of its board of directors, will be leaving the Company to pursue other professional opportunities. “I have been very fortunate to be associated with Skilled Healthcare and many devoted coworkers over the years,” said Mr. Lynch. “While saying goodbye is never easy, I am ready to pursue new challenges and wish the Skilled Healthcare family of companies and their dedicated employees across the country continued success in providing outstanding service and care.”
“Jose has been a great asset to the Company for many years,” said Bob Fish, Skilled Healthcare Group’s Chief Executive Officer. “He has skillfully led our long-term care operations since 2002 and has been a driving force in our becoming an industry leader. We wish him all the best in his future endeavors.”
Mr. Lynch’s resignation from his officer and director positions is effective immediately. However, he will remain with the Company through the end of February 2014 to assist in the transition of his role. Korn/Ferry International will assist the Company in identifying candidates to lead the Company’s long-term care operations segment, but no timetable for naming a successor has been set. Until a successor is in place, Mr. Fish will lead the Company’s long-term care operations segment.
About Skilled Healthcare Group, Inc.
Skilled Healthcare Group, Inc., based in Foothill Ranch, California, is a holding company with subsidiary healthcare services companies, which in the aggregate had trailing twelve month revenue of approximately $864 million and approximately 15,000 employees as of September 30, 2013. Skilled Healthcare Group and its wholly-owned companies, collectively referred to as the "Company," operate long-term care facilities and provide a wide range of post-acute care services, with a strategic emphasis on sub-acute specialty health care. The Company operates long-term care facilities in California, Iowa, Kansas, Missouri, Nebraska, Nevada, New Mexico and Texas, including 72 skilled nursing facilities that offer sub-acute care and rehabilitative and specialty health skilled nursing care, and 22 assisted living facilities that provide room and board and social services. In addition, the Company provides physical, occupational and speech therapy in Company-operated facilities and unaffiliated facilities. Furthermore, the Company provides hospice and home health care in Arizona, California, Idaho, Montana, New Mexico and Nevada. The Company

leases 5 skilled nursing facilities in California to an unaffiliated third party operator. More information about Skilled Healthcare is available at www.skilledhealthcaregroup.com.

Forward Looking Statements
This release includes "forward-looking statements." You can identify these statements by the fact that they do not relate strictly to historical or current facts. These statements contain words such as "may," "will," "project," "might," "expect," "believe," "anticipate," "intend," "could," "would," "estimate," "continue" or "pursue," or the negative or other variations thereof or comparable terminology. These forward-looking statements are based on current expectations and projections about future events, including the assumptions stated in this release. Investors are cautioned that forward-looking statements are not guarantees of future performance or results and involve risks and uncertainties that cannot be predicted or quantified and, consequently, the actual performance of Skilled Healthcare may differ materially from that expressed or implied by such forward-looking statements. Additionally, the Company faces a number of other risks and uncertainties, including, but not limited to, the factors described in Skilled Healthcare's Annual Report on Form 10-K for the year ended December 31, 2012 filed with the Securities and Exchange Commission (including the sections entitled "Risk Factors" and "Management's Discussion and Analysis of Financial Condition and Results of Operations" contained therein) and in our subsequent reports on Form 10-Q and Form 8-K. Any forward-looking statements are made only as of the date of this release. Skilled Healthcare disclaims any obligation to update the forward-looking statements. Investors are cautioned not to place undue reliance on these forward-looking statements.
Investor Contact:
Skilled Healthcare Group, Inc.
Chris Felfe
(949) 282-5800